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                                     FORM OF
                         AMENDMENT TO CHANGE IN CONTROL
                            AND TERMINATION AGREEMENT


     WHEREAS, NiSource Inc. (formerly NIPSCO Industries, Inc.) ("Employer") and _____________ ("Executive") entered into a Change in Control and Termination Agreement dated as of February 5, 1990, and as amended and restated as of September 1, 1997 ("Agreement"); and

     WHEREAS, Employer and Executive wish to clarify the intent of the Agreement that a Change in Control for purposes of the Agreement means a transaction pursuant to which the management of Employer immediately prior to consummation of such transaction ceases to manage Employer immediately following the consummation of such transaction; and

     WHEREAS, the consummation of the transactions described in the Agreement and Plan of Merger between Columbia Energy Group and Employer, dated as of February 27, 2000, as amended and restated as of March 31, 2000, might, under the holding company merger structure described therein, literally constitute a Change in Control of Employer as presently defined in Subsection 2(e) of the Agreement, and, under the alternative merger structure described therein, would not constitute a Change in Control as so defined; and

     WHEREAS, Employer and Executive agree that the consummation of the transactions described in such Agreement and Plan of Merger would not result in a change in the current management of Employer;

     NOW THEREFORE it is agreed, for good and valuable consideration, the receipt of which is hereby acknowledged, that, effective April 1, 2000, the following sentence be added at the end of the definition of "Change in Control" in Subsection 2(e) of the Agreement:

     Notwithstanding the preceding provisions of this Subsection (e), neither the execution of the Agreement and Plan of Merger between Columbia Energy Group and Employer dated as of February 27, 2000, as amended and restated as of March 31, 2000, nor the consummation of any of the transactions described therein, shall constitute a Change in Control for purposes of the Agreement.



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     IN WITNESS WHEREOF, Executive has hereunto set his hand, and Employer has caused this Amendment I to be executed in its name and on its behalf, as of this _____ day of ______________, 2000.


                                           NISOURCE INC.

                                           By:
--------------------------------------         --------------------------------
                  Executive



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     Schedule of Parties to the Amendment to Change of Control and Termination
Agreement

     The following NiSource executives have entered into the Amendment to Change in Control and Termination Agreement: Gary L. Neale, Stephen P. Adik, Patrick J. Mulchay, Jeffrey W. Yundt, Joseph L. Turner, James K. Abcouwer, Jerry L. Godwin, David A. Kelly, Mark T. Maassel, Thomas J. Aruffo, Peggy Landini, Mark D. Wyckoff and Robert J. Schacht. The amendments are substantially identical in all material respects except as to the parties and the execution dates.




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